UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2003

DITECH COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Item 9.  Regulation FD Disclosure.

On October 27, 2003, Ditech Communications Corporation issued a press release announcing new revenue and earnings outlook for the second quarter of fiscal year 2004, ending October 31, 2003.  A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 12.  Results of Operations and Financial Condition.

On October 27, 2003, Ditech Communications Corporation is furnishing by this Current Report on Form 8-K, quarterly condensed consolidated statements of operations for fiscal year 2003 which have been conformed to the fiscal 2004 presentation for discontinued operations and are attached as Exhibit 99.2 to this current report and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ditech Communications Corporation

Dated: October 27, 2003	By:	/s/ William J. Tamblyn
William J. Tamblyn
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release, dated October 27, 2003, announcing Ditech Communications Corporation Fiscal 2004 Second Quarter Revenue and Earnings New Outlook.

99.2	Financial Statements for Fiscal 2003 in Fiscal 2004 format.